SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D. C.  20549



                         FORM 8-K/A



                       CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) of
             THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  May 19, 1995



                       THE SCOTTS COMPANY
   (Exact name of registrant as specified in its charter)



                          0-19768            31-1199481
       Ohio
  (State or other     (Commission File      (IRS Employer
   jurisdiction           Number)        Identification No.)
 of incorporation)



 14111 Scottslawn Road, Marysville, Ohio           43041
 (Address of principal executive offices)        (Zip Code)



     Registrant's telephone number, including area code
                       (513) 644-0011



                          Not applicable

 (Former name or former address, if changed since last report)








                     Page 1 of 19 pages







This Current Report on Form 8-K/A of The Scotts Company (the "Registrant") furnishes the financial statements and the pro forma financial information that were omitted from the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission (the "Commission") on May 31, 1995 (the "Registrant's May 1995 Form 8-K) in accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K which allow the Registrant a 60-day extension of the time for the filing of such financial statements and pro forma financial information. The financial statements and pro forma financial information relate to the acquisition by the Registrant of the Miracle-Gro Companies as described in Item 2 of the Registrant's May 1995 Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of the business acquired:

    Audited Financial Statements of Stern's Miracle-Gro
    Products, Inc. and Affiliated Companies:

    Report of Independent Public Accountants.
    Incorporated herein by reference to the
    Registrant's Registration Statement on Form S-4
    (File No. 33-57595) (the "Registrant's
    Form S-4"), F-12.

    Combined Balance Sheets at September 30, 1993 and
    1994.  Incorporated herein by
    reference to the Registrant's Form S-4, F-13.

    Combined Statements of Income and Retained Earnings for the years ended September 30, 1992, 1993 and 1994.
    Incorporated herein by reference to the Registrant's
    Form S-4, F-14.

    Combined Statements of Cash Flows for the years ended
    September 30, 1992, 1993 and 1994. Incorporated herein by reference to the Registrant's Form S-4, F-15-F-16.

    Notes to Combined Financial Statements. Incorporated herein by reference to the Registrant's Form S-4, F-17-F-23.

    Unaudited Financial Statements of Stern's Miracle-Gro
    Products, Inc. and Affiliated Companies:

    Combined Balance Sheets at March 31, 1995 (Unaudited)

    Combined Statements of Income and Retained Earnings for the six months ended March 31, 1994 and 1995 (Unaudited)

    Combined Statements of Cash Flows for the six months ended March 31, 1994 and 1995 (Unaudited)

    Notes to Combined Financial Statements (Unaudited)

(b) Pro Forma Financial Information:

    Pro Forma Consolidated Financial Information
    (Unaudited)

    Pro Forma Consolidated Statement of Income for the year ended September 30, 1994 (Unaudited)

    Notes to Pro Forma Consolidated Statement of Income for the year ended September 30, 1994 (Unaudited)

    Pro Forma Consolidated Statement of Income for the six months ended April 1, 1995 (Unaudited)


                             2


    Notes to Pro Forma Consolidated Statement of Income for the six months ended April 1, 1995 (Unaudited)

    Pro Forma Consolidated Balance Sheet at April 1, 1995
    (Unaudited)

    Notes to Pro Forma Consolidated Balance Sheet
    (Unaudited)

(c) Exhibits:

    The following documents were filed as exhibits to the Registrant's May 1995 Form 8-K or incorporated by reference therein and are all incorporated by reference herein.

        Exhibit No.            Description

           2(a)          Agreement and Plan of
                         Merger dated as of
                         January 26, 1995, among
                         the Miracle-Gro
                         Companies, the original
                         shareholders of the
                         Miracle-Gro Companies,
                         Registrant and Merger
                         Subsidiary

           2(b)          Amended and Restated
                         Agreement and Plan of
                         Merger dated as of
                         May 19, 1995, among the
                         Miracle-Gro Companies,
                         the Hagedorn
                         Partnership, the general
                         partners of the Hagedorn
                         Partnership, the
                         Charity, Horace
                         Hagedorn, John Kenlon,
                         the Registrant and
                         Merger Subsidiary

           4(a)          Amended Articles of
                         Incorporation of the
                         Registrant as filed with
                         the Ohio Secretary of
                         State on September 20,
                         1994 (including the
                         terms of the Class A
                         Convertible Preferred
                         Stock of the Registrant)

           4(b)          Certificate of Amendment
                         by Shareholders of the
                         Articles of
                         Incorporation of the
                         Registrant as filed with
                         the Ohio Secretary of
                         State on May 4, 1995

           4(c)          Regulations of the
                         Registrant (reflecting
                         amendments adopted by
                         the shareholders of the
                         Registrant on April 6,
                         1995)

           4(c)          Form of Series A Warrant

           4(d)          Form of Series B Warrant

           4(e)          Form of Series C Warrant

           99(a)         Press release issued by
                         the Registrant on
                         May 19, 1995





                              3





                         SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 2, 1995       THE SCOTTS COMPANY


                           By:  /s/  Paul D. Yeager

                           Paul D. Yeager, Executive Vice
                      President and Chief Financial Officer




                              4




                INDEX TO FINANCIAL STATEMENTS


                                                    Page(s)

Item      Financial statements of the business
7(a)      acquired

          Unaudited Financial Statements of
          Stern's Miracle-Gro Products, Inc.
          and Affiliated Companies:

           Combined Balance Sheets at March 31,       F-1
          1995 (Unaudited)

           Combined Statements of Income and
          Retained
             Earnings for the six months ended        F-2
          March 31, 1994
             and 1995 (Unaudited)

           Combined Statements of Cash Flows
          for the six                                 F-3
             months ended March 31, 1994 and
          1995 (Unaudited)

           Notes to Combined Financial              F-4 - F-5
          Statements (Unaudited)

Item      Pro Forma Financial Information
7(b)

          Pro Forma Consolidated Financial            F-6
          Information (Unaudited)

          Pro Forma Consolidated Statement of
          Income for the year ended                   F-7
          September 30, 1994 (Unaudited)

          Notes to Pro Forma Consolidated
          Statement of Income for the year          F-8 - F-9
          ended September 30, 1994 (Unaudited)

          Pro Forma Consolidated Statement of
          Income for the six months ended            F-10
          April 1, 1995 (Unaudited)

          Notes to Pro Forma Consolidated
          Statement of Income for the six           F-11 - F-12
          months ended April 1, 1995
          (Unaudited)

          Pro Forma Consolidated Balance Sheet
          at April 1, 1995 (Unaudited)               F-13

          Notes to Pro Forma Consolidated
          Balance Sheet (Unaudited)                  F-14








                              5




 STERN'S MIRACLE-GRO PRODUCTS, INC. AND AFFILIATED COMPANIES

                   COMBINED BALANCE SHEETS
                         (Unaudited)
                       (in thousands)




                                              March 31, 1995
ASSETS

Current Assets:
 Cash                                           $     459
 Accounts receivable, net                          44,806
 Inventories                                       21,189
 Other current assets                                 221
  Total current assets                             66,675

Property, plant and equipment, net                  1,259
Other assets                                          411

Total Assets                                      $68,345

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Revolving credit                                 $23,100
 Accounts payable                                   6,107
 Other current liabilities                          5,317
  Total current liabilities                        34,524

Long-term debt                                      3,500
  Total Liabilities                                38,024

Stockholders' Equity:
 Capital stock                                      9,455
 Paid in capital                                      240
 Retained earnings                                 20,626
  Total Stockholders' Equity                       30,321

Total Liabilities and Stockholders' Equity        $68,345




         See Notes to Combined Financial Statements

                             F-1




 STERN'S MIRACLE-GRO PRODUCTS, INC. AND AFFILIATED COMPANIES

     COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (Unaudited)
                       (in thousands)




                         Three Months Ended    Six Months Ended
                             March 31,            March 31,
                          1994       1995      1994       1995

Net sales               $43,214    $47,467   $57,293    $62,722
Cost of sales            19,717     23,323    26,287     30,614

Gross profit             23,497     24,144    31,006     32,108

Marketing                 5,263      6,431     6,778      8,180
Distribution              1,066      1,527     1,521      1,938
General and               1,775      2,547     3,366      4,788
administrative expenses
Other expenses, net         474       (148)      745        670

Income from operations   14,919     13,787    18,596     16,532
Interest expense, net       187        486       186        489

Income before taxes      14,732     13,301    18,410     16,043

Provision for state         120        146       240        295
income taxes

Net income               14,612     13,155    18,170     15,748

Beginning retained        8,068      7,471    13,478     19,415
earnings

        Total            22,680     20,626    31,648     35,163

Less:  Distribution to                        (8,968)   (14,537)
stockholders

Retained earnings,      $22,680    $20,626   $22,680    $20,626
March 31




         See Notes to Combined Financial Statements

                             F-2




 STERN'S MIRACLE-GRO PRODUCTS, INC. AND AFFILIATED COMPANIES

              COMBINED STATEMENT OF CASH FLOWS
                         (Unaudited)
                       (in thousands)





                                          Six Months Ended
                                             March 31,
                                         1994         1995

CASH FLOWS FROM OPERATING
ACTIVITIES:
 Net income                           $ 18,170     $ 15,748
 Adjustments to reconcile net income
 to net cash used in operating
 activities:
  Depreciation and amortization            106          216
  Equity loss                              -            192
  Net change in components of          (37,306)     (40,502)
     working capital

 Other                                      67            8

Net cash flows used in operating       (18,963)     (24,338)
activities

CASH FLOWS FROM INVESTING
ACTIVITIES:
 Investment in fixed assets, net          (600)        (169)

Net cash flows used in investing          (600)        (169)
activities

CASH FLOWS FROM FINANCING
ACTIVITIES:
 Increase in note payable               18,135       23,100
 Distribution to shareholders           (8,968)     (14,537)

Net cash flows provided by financing     9,167        8,563
activities

Net decrease in cash and equivalents   (10,396)     (15,944)

Cash and cash equivalents at            11,747       16,403
beginning of period

CASH AND CASH EQUIVALENTS AT END OF      1,351          459
PERIOD

Supplemental Cash Flow Information:
Interest Paid                         $    292     $    466

Income Taxes Paid                     $    109     $     37



         See Notes to Combined Financial Statements

                             F-3



 STERN'S MIRACLE-GRO PRODUCTS, INC. AND AFFILIATED COMPANIES

           NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION

        The accompanying combined quarterly financial statements include the accounts of Stern's Miracle-
        Gro Products, Inc. ("MG, Inc."), Miracle-Gro
        Products Limited ("MG Limited"), Miracle-Gro Lawn
        Products, Inc. ("Lawn Products") and Stern's
        Nurseries, Inc. ("Sterns"), collectively the
        "Company" or "Miracle-Gro." The Company is engaged in the marketing and distribution of plant foods and lawn and garden products primarily in the United States, Canada and through MG Limited in the
        United Kingdom. The Company's business is highly seasonal with approximately 80% of sales occurring in its second and third fiscal quarters.

        The combined financial statements are presented to reflect the combined financial position and results of operations of the companies acquired pursuant to the transaction described in Note 5. Each of the above companies is controlled by the same group of shareholders (directly or indirectly).
        Accordingly, the assets, liabilities and equity of the individual entities have been combined. All material intercompany transactions and balances have been eliminated in combination. Another company similarly controlled, Necessary Organics,
        Inc., has not been included in the presentation as it is not part of the group of companies acquired.

        The combined balance sheets as of March 31, 1995, the related combined statements of income and retained earnings, and cash flows for the six months ended March 31, 1994 and 1995 are unaudited;
        however, in the opinion of Miracle-Gro's management, such financial statements contain all adjustments necessary for the fair presentation of the Company's financial position and results of operations. Interim results reflect all normal recurring adjustments and are not necessarily indicative of results for a full year. The interim financial statements and notes are presented as specified by Regulation S-X of the Securities
        Exchange Act of 1934, and should be read in conjunction with the financial statements and the accompanying notes in the Company's fiscal 1994 annual financial statements filed in the Registrant's S-4.

NOTE 2  INVENTORIES
        (in thousands)

        Inventories are valued at the lower of cost or market under the Last-In First-Out (LIFO) method.
        Inventories at March 31, 1995 were comprised of the following:

           Raw Materials          $ 7,705
           Finished Goods          13,484
                                  $21,189

NOTE 3  INCOME TAXES

        Each of the affiliated companies in the combined financial statements (except for Stern's) has elected to be treated as a Subchapter S corporation under the Internal Revenue Code. Therefore, federal and most state income taxes are paid by their stockholders. As a result, the combined financial statements include only those state and local income taxes payable directly by the affiliated companies.

        Had the affiliated companies been C corporations, additional provisions for income taxes of $7,140,000 and $6,090,000 would have been incurred for the six months ended March 31, 1994 and 1995, respectively.


                             F-4


 STERN'S MIRACLE-GRO PRODUCTS, INC. AND AFFILIATED COMPANIES

           NOTES TO COMBINED FINANCIAL STATEMENTS



        As the entities are not taxable under the lnternal
        Revenue Code, no deferred taxes have been provided in the combined statements. Effective April 1, 1995, each of the affiliated Companies (except for Stern's) elected to be treated as a C corporation under the Internal Revenue Code.

NOTE 4  SIGNIFICANT TRANSACTIONS

        On December 31, 1994, MG Limited entered into an agreement to exchange its equipment and a license for distribution of Miracle-Gro products in certain areas of Europe for a 32.5% equity interest in a U.K. based garden products company. The initial period of the license is five years and may be extended up to twenty years from January 1, 1995, depending on the circumstances defined in the license agreement. MG Limited is entitled to annual royalties for the first five years of the license.

        The exchange is being accounted for at historical cost, with MG Ltd's investment being equal to the book value of its assets contributed to the new company. The investment will be accounted for on the equity method, with MG Limited recognizing its proportionate share of the new company's net income and/or losses, as well as royalty income.

        On January 26, 1995, the Company entered into a merger agreement with The Scotts Company ("Scotts") whereby Scotts would purchase all the outstanding stock of the Company in exchange for $195,000,000 face amount of convertible preferred stock and warrants to purchase 3,000,000 common shares of Scotts. Such securities have been registered on Form S-4 in connection with this transaction. The preferred stock will have a dividend yield of 5.0% and will be convertible to common shares of Scotts at $19.00 per share. The warrants are exercisable for 1,000,000 common shares at $21.00 per share, 1,000,000 common shares at $25.00 per share and 1,000,000 common shares at $29.00 per share.

NOTE 5  SUBSEQUENT EVENTS

        On May 19, 1995, the merger agreement between the Company and The Scotts Company was completed. The total purchase price was based on the estimated fair value of the convertible preferred stock and warrants as of closing and was $226,000,000.

NOTE 6  LITIGATION CONTINGENCY

        An action was commenced against the Company on March 2, 1995 in a U. S. District Court in Alabama by Pursell Industries. This action alleges, among other things, that the Company breached an alleged joint venture contract with the Plaintiff, committed fraud and breached an alleged fiduciary duty owed to the Plaintiff by not informing it of the negotiations concerning the merger with The
        Scotts Company described in Note 5. The Plaintiff seeks compensatory and punitive damages in excess of $10 million. Prior to that, the Company had filed suit in New York seeking a declaratory judgment there was no enforceable joint venture agreement. The cases are presently in discovery and there are several motions pending. The Company does not believe the Alabama action has any merit and intends to defend it vigorously. The financial statements do not include any adjustments that might result from the outcome of this litigation.


                             F-5




        PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



The following unaudited Pro Forma Consolidated Statements of Income give effect to the acquisition of the Miracle-Gro Companies as if the transaction, which occurred on May 19, 1995, had taken place on October 1, 1993. The following unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if the transaction had occurred on April 1, 1995.

The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying historical financial statements located elsewhere herein and in the Registrant's
S-4. These statements do not purport to be indicative of the results of operations which actually would have occurred had the acquisition taken place on October 1, 1993 nor do they purport to indicate the results of future operations of The Scotts Company.




                             F-6



                THE SCOTTS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               For the Year Ended September 30, 1994
                            (Unaudited)

                 (in thousands except share data)


                                                       Subtotal
                                                       Pro Forma
                           The Scotts      Sierra         As
                             Company      Pro Forma   Previously  Miracle-    Pro Forma
                                                                    Gro
                           Historical   See Note (A)   Presented Historical  Adjustments        Pro Forma


Net sales                 $606,339       $20,826       $627,165    $107,421  $ (8,355) (1)       $726,231
Cost of sales              319,730        10,642        330,372      52,255    (7,355) (1)(2)     375,272

Gross profit               286,609        10,184        296,793      55,166    (1,000)            350,959

Marketing                  100,106         5,233        105,339      18,551      (129) (1)(3)     123,761
Distribution                84,407           989         85,396         -       2,957  (4)         88,353
General and                 30,189         2,086         32,275       6,541    (2,075) (1)(5)      36,741
  administrative
Research and development    10,352           906         11,258         -          -               11,258
Other expense, net           2,283           582          2,865         550      2,617 (1)(6)       6,032

Income from operations      59,272           388         59,660      29,524     (4,370)            84,814
Interest expense            17,450         1,460         18,910         125        -               19,035

Income before income        41,822        (1,072)        40,750      29,399     (4,370)            65,779
   taxes
Income taxes                17,947          (965)        16,982         490     11,172 (7)         28,644

Net income               $  23,875     $    (107)     $  23,768     $28,909  $ (15,542)         $  37,135
Net income per common        $1.27                        $1.27                                     $1.27
   share



      See Notes to Pro Forma Consolidated Statement of Income



                                F-7


               THE SCOTTS COMPANY AND SUBSIDIARIES

       NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME
          For the fiscal year ended September 30, 1994
                           (Unaudited)

              (in thousands, except share amounts)




 I.  Pro Forma Adjustments

 (A) On December 17, 1993, Scotts purchased Grace-Sierra Horticultural Products Company ("Sierra"). The pro forma consolidated statement of income for the year ended September 30, 1994 reflects this acquisition as if it had occurred on October 1, 1992, as previously reported, giving effect to pro forma adjustments for depreciation and amortization of tangible and intangible assets, interest and expenses on acquisition indebtedness, and income taxes. The Company's consolidated balance sheet as of April 1, 1995 and consolidated statement of income for the six months ended April 1, 1995 include Sierra for the entire period.

     Miracle-Gro Limited Transaction

 (1) The historical combined financial statements of Miracle-Gro include the revenues and expenses of Miracle-Gro Products Limited ("Limited"). On December 31, 1994, Limited entered into an agreement to exchange its equipment and a license for distribution of Miracle-Gro products in certain areas of Europe for a 32.5% equity interest in a U.K. based garden products company. In future periods, this investment will be accounted for on the equity method. Accordingly, the Pro Forma Consolidated Statement of Income has been adjusted to reflect the net income of Limited for the year ended September 30, 1994 as if it had been accounted for as an equity investment.

     To reclassify Limited income statement accounts:

     Net sales                                 $8,355
     Cost of sales                              4,456
     Marketing expense                          1,868
     General and administrative expense           304
     Other expense                                807

     Net income as reclassified to pro forma   $  920
     other expense, net


     This reclassification reflects the historical Limited results and not the results that would have been reported had the 32.5% interest in the U.K. based garden products company been held for the year. The historical income of Limited reflected on the equity method of accounting is not necessarily indicative of Limited's share of future earnings attributable to its equity investment.

     Miracle-Gro Acquisition

     The following pro forma adjustments are made to reflect the application of purchase accounting and certain adjustments to conform the Miracle-Gro financial statement classifications to the Scotts presentation.

 (2) To reclassify distribution expense ($2,957) recorded as cost of sales to distribution; and to reclassify depreciation ($58) to cost of sales from general and administrative.


                               F-8


               THE SCOTTS COMPANY AND SUBSIDIARIES

 NOTES TO PRELIMINARY PRO FORMA CONSOLIDATED STATEMENT OF INCOME
          For the fiscal year ended September 30, 1994
                           (Unaudited)

              (in thousands, except share amounts)





 (3) To reclassify sales and marketing related salaries and fringe benefits ($1,739) from general and administrative to marketing.

 (4) To reclassify distribution expense ($2,957) from cost of sales.

 (5) To record additional depreciation on buildings and amortization of a favorable land lease ($26); to reclassify sales and marketing salaries ($1,739) to marketing; and to reclassify depreciation ($58) to cost of sales.

 (6) To record amortization of acquired trademarks and goodwill
     ($4,343) over 40 years.

 (7) To record additional income tax expense assuming Miracle-Gro had been taxed as C corporations ($11,180) and to record the tax benefit of pro forma adjustments ($8); historically Miracle-Gro had elected Subchapter S status under the Internal Revenue Code.

II.  Earnings Per Common Share

  For purposes of computing earnings per share, the convertible preferred stock is considered a common stock equivalent. Pro forma primary and fully-diluted earnings per share for the year ended September 30, 1994 are calculated using the weighted average common shares outstanding for Scotts of 18,784,729 and the common shares that would have been issued assuming conversion of preferred stock at the beginning of the year of 10,263,158 common shares. The computation of pro forma primary earnings per share assuming reduction of earnings for preferred dividends and no conversion of preferred stock was anti-dilutive.



                               F-9


               THE SCOTTS COMPANY AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             For the Six Months Ended April 1, 1995
                           (Unaudited)

                (in thousands except share data)




                  The Scotts
                    Company  Miracle-Gro   Pro Forma
                   Historical Historical  Adjustments        Pro Forma


Net Sales         $334,111     $62,722     $ (3,216) (1)      $393,617
Cost of Sales      177,410      30,614       (1,809) (1)(2)    206,215
Gross profit       156,701      32,108       (1,407)           187,402

Marketing           56,670       8,180          747  (1)(3)     65,597
Distribution        45,019       1,938          -               46,957
General and         12,964       4,788       (1,670) (1)(4)     16,082
   administrative
Research and         5,728         -            -                5,728
   development
Other expense, net   2,553         705        1,250  (1)(5)      4,508

Income from         33,767      16,497       (1,734)            48,530
   operations

Interest expense    13,808         489          -               14,297

Income before       19,959      16,008       (1,734)            34,233
   income taxes

Income taxes         8,282         295        4,999  (6)        13,576

Net income       $  11,677     $15,713     $ (6,733)         $  20,657

Net income per   $    0.62                                    $   0.71
   common share


                              F-10


               THE SCOTTS COMPANY AND SUBSIDIARIES

 NOTES TO PRELIMINARY PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             For the six months ended April 1, 1995
                           (Unaudited)

              (in thousands, except share amounts)




 I.  Pro Forma Adjustments

 (A) Certain reclassifications have been made to Miracle-Gro's historical statement of income to conform to The Scotts
     Company classifications.

     Miracle-Gro Limited Transaction

 (1) The historical combined financial statements of Miracle-Gro include the revenues and expenses of Miracle-Gro Products Limited ("Limited"). On December 31, 1994, Limited entered into an agreement to exchange its equipment and a license for distribution of Miracle-Gro products in certain areas of Europe for a 32.5% equity interest in a U.K. based garden products company. In future periods, this investment will be accounted for on the equity method. Accordingly, the Preliminary Pro Forma Consolidated Statement of Income has been adjusted to reflect the net income of Limited for the six months ended April 1, 1995 as if it had been accounted for as an equity investment.

     To reclassify Limited income statement accounts:

     Net sales                                 $3,216
     Cost of sales                              1,839
     Marketing expense                            123
     General and administrative expense           332
     Other expense                                755

     Net income as reclassified to pro forma   $  167
     other expense, net

     This reclassification reflects the historical Limited results and not the results that would have been reported had the 32.5% interest in the U.K. based garden products company been held for the period. The historical income of Limited reflected on the equity method of accounting is not necessarily indicative of Limited's share of future earnings attributable to its equity investment.

     Miracle-Gro Acquisition

     The following pro forma adjustments are made to reflect the application of purchase accounting and certain adjustments to conform the Miracle-Gro financial statement classifications to the Scotts presentation.

 (2) To reclassify depreciation ($30) to cost of sales from general and administrative.

 (3) To reclassify sales and marketing related salaries and fringe benefits ($870) from general and administrative to marketing.



                              F-11


               THE SCOTTS COMPANY AND SUBSIDIARIES

 NOTES TO PRELIMINARY PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             For the six months ended April 1, 1995
                           (Unaudited)

              (in thousands, except share amounts)




 (4) To record additional depreciation on buildings and amortization of a favorable land lease ($12); to reclassify sales and marketing salaries ($870) to marketing; to eliminate ($450) of Miracle-Gro deal costs; and to reclassify depreciation ($30) to cost of sales.

 (5) To record amortization of acquired trademarks and goodwill
    ($2,172) over 40 years.

 (6) To record additional income tax expense assuming Miracle-
     Gro had been taxed as C corporation ($4,866) and to record the income tax of pro forma adjustments ($133);
     historically Miracle-Gro had elected Subchapter S status under the Internal Revenue Code.

II.  Earnings Per Common Share

  For purposes of computing earnings per share, the convertible preferred stock is considered a common stock equivalent. Pro forma primary and fully-diluted earnings per share for the six months ended April 1, 1995 are calculated using the weighted average common shares outstanding for Scotts of 18,762,358 and the common shares that would have been issued assuming conversion of preferred stock at the beginning of the year of 10,263,158 common shares. The computation of pro forma primary earnings per share assuming reduction of earnings for preferred dividends and no conversion of preferred stock was anti-dilutive.

                              F-12


                   THE SCOTTS COMPANY AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of April 1, 1995
                               (Unaudited)

                             (in thousands)

                                 ASSETS


                                The
                               Scotts
                              Company     Miracle-Gro      Pro Forma
                           Historical     Historical      Adjustments        Pro Forma

Current Assets:
 Cash                      $   6,619       $   459      $       -             $  7,078
 Accounts receivable, net    252,509        44,806         (4,572) (1)(2)      292,743
 Inventories                  143,574       21,189           (184) (3)         164,579
 Prepaid and other current
   assets                      22,841          221                              23,062
  Total current assets        425,543       66,675         (4,756)             487,462

Property, plant and           143,791        1,259            659 (4)          145,709
   equipment, net
Trademarks, patents and        26,529           -          90,000 (5)          116,529
   other intangibles
Goodwill                      103,224           -          83,739 (5)          186,963
Other assets                    9,755          411         10,226 (1)(6)        20,392
Total Assets                 $708,842      $68,345      $ 179,868             $957,055


                   LIABILITIES AND SHAREHOLDERS EQUITY


Current Liabilities:
 Revolving credit line        $39,852      $23,100      $     -               $ 62,952
 Accounts payable              79,591        6,107            -                 85,698
 Other current liabilities     46,589        5,317         21,689 (1)(7)(8)     73,595
                                                                  (9)(10)
  Total current liabilities   166,032       34,524         21,689              222,245

Long-term debt                324,630        3,500         (3,500)(1)          324,630
Postretirement benefits        27,218           -             -                 27,218
   other than pensions
Other noncurrent liabilities    7,622           -             -                  7,622
  Total Liabilities           525,502       38,024         18,189              581,715

Shareholders' Equity:
 Preferred stock                 -              -         178,200 (11)         178,200
 Common stock                     211        9,455         (9,455)(11)             211
 Capital in excess of par     193,155          240         13,560 (11)         206,955
    value
 Retained earnings             25,552       20,626        (20,626)(11)          25,552
 Cumulative translation gain    5,863           -             -                  5,863
 Treasury stock               (41,441)          -             -                (41,441)
  Total Shareholders' Equity  183,340       30,321        161,679              375,340
Total Liabilities and        $708,842     $ 68,345       $179,868             $957,055
   Shareholders' Equity


            See Notes to Pro Forma Consolidated Balance Sheet


                                  F-13



               THE SCOTTS COMPANY AND SUBSIDIARIES

          Notes to Pro Forma Consolidated Balance Sheet
                       As of April 1, 1995
                           (Unaudited)

                         (in thousands)




  (1) On December 31, 1994, Limited entered into an agreement to exchange its equipment and a license for distribution of Miracle-Gro products in certain areas of Europe for a 32.5% equity interest in a U.K. based garden products company. Current assets, comprised primarily of accounts receivable and inventories will be used to liquidate current liabilities and long-term debt, with any residual cash remaining with Limited.

       To record the investment in the new company at fair value:

        Other assets                           $ 10,186

      To reflect disposition of assets in
      satisfaction of liabilities:

        Accounts receivable                    $ (4,072)
        Accounts payable                       $    572
        Accrued liabilities                         -
        Long-term debt                         $  3,500

  (2)  To adjust estimate for allowance for doubtful accounts
       ($500).

  (3)  To record inventory at estimated fair value ($344).

  (4) To record buildings and equipment ($659) at estimated fair value.

  (5) To record the estimated fair value of Miracle-Gro trademarks ($90,000) and to record the excess of purchase price over the underlying value of net assets acquired
       (goodwill).

  (6) To record a non-current deferred tax asset ($40) for differences in the financial reporting and tax bases of certain liabilities and fixed assets.

  (7) To record the estimated liability ($16,600) for distribution to be made to Miracle-Gro shareholders pursuant to the purchase agreement. The total liability will be $21,014 based on the increase in Miracle-Gro's net assets from normal operations through the transaction closing date.

  (8) To record the excess of the projected benefit obligation over the plan assets ($791) of the Miracle-Gro defined benefit pension plan.

  (9) To adjust estimated vacation accrual ($163), incentive accrual ($675) and payroll accrual ($32).

  (10) To record for estimated transaction costs ($4,000).

  (11) To record the issuance of 5% convertible preferred stock with an estimated market value of $178,200 and a face amount of $195,000 and warrants to purchase common stock with an estimated market value of $13,800 as consideration to acquire Miracle-Gro, and to eliminate the historical shareholders' equity of Miracle-Gro.



                              F-14